                                EXHIBIT 23  (i)

                         FINANCIAL STATEMENT SCHEDULES

                          C.M. Life Insurance Company
 Schedule I - Summary of Investments Other Than Investments in Related Parties
                            As of December 31, 1996
                                ($ In Thousands)



                                                                   Fair       Balance
                                                      Cost or      Value       Sheet
           Type of Investment                       Other Basis  (see note)    Amount
                                                    -----------  ----------  ----------
Bonds
  U.S. Treasury Securities and obligations of
    U.S. Government Corporations
    and Agencies                                       $138,751   $139,962   $  138,751
  Debt Securities issued by Foreign
    Governments                                           3,953      3,984        3,953
  Mortgage-backed securities                             37,395     37,415       37,395
  State and local governments                            10,263     10,406       10,263
  Industrial securities                                 509,227    517,170      509,227
  Utilities                                              36,935     37,944       36,935
                                                       --------   --------   ----------
      Total Bonds                                       736,524    746,881      736,524


  Common Stocks                                          47,195     55,642       55,642
                                                       --------   --------   ----------

      Total Bonds and
        Common Stock                                    783,719   $802,523      792,166

Other Investments:
  Mortgage Loans                                            N/A                  33,791
  Policy Loans                                          132,942  (see note)     132,942
  Cash and Cash Equivalents                              63,688     63,688       63,688
                                                       --------              ----------
          Total Other Investments                       196,630                 230,421
                                                       --------              ----------

          Total Investments                            $980,349              $1,022,587
                                                       ========              ==========


Note: Fair values for equity securities and fixed maturities approximate those quotations published by applicable stock exchanges or are received from other reliable sources. Approximately 98% of policy loans are comprised of variable interest rate loans whose carrying value approximate fair value.

                          C.M. LIFE INSURANCE COMPANY
                           SCHEDULE VI:  REINSURANCE
                                 (In Thousands)


                                                            Ceded       Assumed            Percentage of
                                             Gross         to Other    from Other     Net  Amount Assumed
Year ended December 31, 1996                 Amount       Companies    Companies    Amount     to Net
----------------------------                 ------       ---------    ---------    ------     ------

Life Insurance in Force                    $24,357,428     $7,812,837       $0.0  $16,544,591     0.0%
                                           ===========     ==========       ====  ===========     ====

Premiums and other considerations
  Individual life & annuities              $   125,996     $   46,512       $0.0  $    79,484     0.0%
  Group life                                     8,606              0        0.0        8,606     0.0
                                           -----------     ----------       ----  -----------     ---
Total Premium and other considerations     $   134,602     $   46,512       $0.0  $    88,090     0.0%
                                           ===========     ==========       ====  ===========     ====

Year ended December 31, 1995
----------------------------

Life Insurance in Force                    $19,132,954     $7,323,441       $0.0  $11,809,513     0.0%
                                           ===========     ==========       ====  ===========     ====

Premiums and other considerations
  Individual life & annuities              $   134,278     $   50,732       $0.0  $    83,546    $0.0
                                           ===========     ==========       ====  ===========    ====

Year ended December 31, 1994
----------------------------

Life Insurance in Force                    $15,800,300     $7,310,290       $0.0  $ 8,490,010     0.0%
                                           ===========     ==========       ====  ===========     ====

Premiums and other considerations
  Individual life & annuities              $   111,238     $   54,032       $0.0  $    57,206     0.0%
                                           ===========     ==========       ====  ===========     ====
